THIRD AMENDMENT TO ETF DISTRIBUTION AGREEMENT

THIS THIRD AMENDMENT (this “Amendment”) to the ETF Distribution Agreement dated September 30, 2021 (the “Agreement”) between ETF Series Solutions (the “Trust”), a Delaware statutory trust, and Quasar Distributors, LLC (together with the Trust, the (“Parties”), a Delaware limited liability company, has an Effective Date of June 6, 2022.

RECITALS

WHEREAS, the Parties have entered into the Agreement.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the Parties agree that:

1.Exhibit A of the Agreement is replaced by Exhibit A attached hereto.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
3.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF. the Parties have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	QUASAR DISTRIBUTORS, LLC

By: /s/ Isabella K. Zoller	By: /s/ Mark Fairbanks
Name: Isabella K. Zoller	Name: Mark Fairbanks
Title: Secretary	Title: Vice President
Date: June 6, 2022	Date: 6/8 /2022

EXHIBIT A

Blue Horizon BNE ETF
ETFB Green SRI REITs ETF PSYK ETF
Aptus Drawdown Managed Equity ETF
Aptus Collared Income Opportunity ETF
Aptus Defined Risk ETF
Opus Small Cap Value ETF
International Drawdown Managed Equity ETF
McElhenny Sheffield Managed Risk ETF
The Acquirers Fund
AAM Low Duration Preferred and Income Securities ETF
AAM S&P 500 Emerging Markets High Dividend Value ETF
AAM S&P 500 High Dividend Value ETF
AAM S&P Developed Markets High Dividend Value ETF
AAM Bahl & Gaynor Small/Mid Cap Income Growth ETF
AlphaMark Actively Managed Small Cap ETF
AlphaClone Alternative Alpha ETF
US Vegan Climate ETF ClearShares OCIO ETF
ClearShares Piton Intermediate Fixed Income Fund
ClearShares Ultra-Short Maturity ETF
Distillate International Fundamental Stability & Value ETF
Distillate U.S. Fundamental Stability & Value ETF
AI Powered International Equity ETF
NETLease Corporate Real Estate ETF
Hoya Capital Housing ETF
Hoya Capital High Dividend Yield ETF
LHA Market State Alpha Seeker ETF
LHA Market State Tactical Beta ETF
Loncar Cancer Immunotherapy ETF
Loncar China BioPharma ETF
Nationwide Nasdaq-100 Risk-Managed Income ETF
Premise Capital Diversified Tactical ETF
Roundhill Deep Value ETF
U.S. Global GO GOLD and Precious Metal Miners ETF
U.S. Global Jets ETF Volshares Large Cap ETF
iBet Sports Betting & Gaming ETF
LHA Market State Tactical Q ETF
Nationwide S&P 500 Risk-Managed Income ETF
Nationwide Dow Jones Risk-Managed Income ETF
Nationwide Russell 2000 Risk-Managed Income ETF
U.S. Global Sea to Sky Cargo ETF
Carbon Strategy ETF
AAM Transformers ETF
Aptus Enhanced Yield ETF